FORM OF
                      7% CONVERTIBLE SUBORDINATED DEBENTURE


"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. THIS SECURITY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY A HOLDER THAT IS NOT RESIDENT IN CANADA TO ANY PERSON RESIDENT IN CANADA UNTIL 90 DAYS FOLLOWING ITS DATE OF ISSUE."


                                                                       $
                                                                        ________
                              INFOCAST CORPORATION

                                ___________, 2000


                  Infocast Corporation, a Nevada corporation (together with its successors and assigns, "Issuer"), for value received hereby promises to pay to ____________ ("Holder") and its successors, transferees and assigns, by wire transfer of immediately available funds to an account designated by Holder by
notice  to  Issuer  the  principal  sum  of  ____________________   ($_________)
("Debenture Amount") on March 31,2005 (the "Maturity Date"), unless this Debenture shall have been repaid or converted prior thereto as provided herein, plus accrued and unpaid interest on such date and as specified below. The transferability of this 7% Convertible Subordinated Debenture is restricted as provided in Section 6 below.

                  The Debenture Amount shall bear interest accruing from the date hereof to the date this Debenture shall have been converted or repaid in full at seven percent (7.0%) per annum. All computations of interest payable hereunder shall be on the basis of a year of 365 days, or 366 days in the case of a leap year, and actual days elapsed in the period for which such interest is payable. The Issuer shall pay interest semi-annually on March 31 and September 30, commencing September 30,2000 to holders of record on March 15 and September 15, respectively.

                  The Issuer shall use its reasonable best efforts to file a registration statement with the United States Securities and Exchange Commission to register the shares of common stock, par value $.001 of the Issuer (the "Common Stock") issuable to the Holder upon conversion of this Debenture (the "Registration Statement") within 180 days from the date of issuance of this Debenture and shall use its reasonable best efforts to have such Registration Statement declared effective as soon as possible thereafter and to keep such Registration Statement current until such time as the shares of Common Stock issuable upon conversion of this Debenture are freely tradeable pursuant to Rule 144(k) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), all at the Issuer's cost and expense (except commissions or discounts and attorney's fees and cost of the Holder).

                  Issuer shall keep at its principal office a register (the "Register") in which shall be entered the name and address of the registered holder of this Debenture and of all transferees of this Debenture. The ownership of this Debenture shall be proven by the Register. For the purpose of paying principal and any interest on this Debenture, Issuer shall be entitled to rely on the name and address in the Register and notwithstanding anything to the contrary contained in this Debenture, no Event of Default shall occur under
Section 3.1(a) or (b) if payment of principal and any interest is made in accordance with the name and address contained in the Register.

                  Section 1. Definitions. Capitalized terms used but not defined in this Debenture shall have the meanings given to them in the Subscription Agreement. In addition, the following terms (except as otherwise expressly provided) for all purposes of this Debenture shall have the respective meanings specified below. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with U.S. generally accepted accounting principles as in effect from time to time.

                  "Business Day" shall mean any day on which banks in the State of New York are not required or permitted by law to close.

                  "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Debt" shall have the meaning set forth in Section 4.2.

                  "Debenture"  shall  mean  this  7%  Convertible   Subordinated
Debenture.

                  "Event of Default" shall have the meaning set forth in Section 3.1.

                  "Memorandum" shall mean the Confidential Private Placement Memorandum, dated June 1, 2000, received by the original Holder of this Debenture from the Issuer containing the terms and conditions of the sale of this Debenture.

                  "Qualified  Offering"  shall  have the  meanings  set forth in
Section 5.1

                  "Senior Debt" shall have the meaning set forth in Section 4.2.

                  "Subscription Agreement" shall mean that certain subscription agreement between the Issuer and the Holder with respect to the subscription by the Holder for this Debenture.

                  "Trading Day" shall mean any day on which trading in the U.S. equity markets of the principal national securities exchange is held.

                  Section 2. Payment Obligation. No provision of this Debenture shall alter or impair the obligations of Issuer, which are absolute and unconditional, to pay the principal of and interest on this Debenture in lawful money of the United States of America in immediately available funds not later than 5:00 p.m., Eastern Standard Time on the date each such payment is due in accordance with this Debenture, subject to the conversion provisions of this Debenture as provided herein. Whenever any payment of this Debenture shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall not be included in the computation of the payment of interest on this Debenture.

                  Section 3. Events of Default and Remedies.

                  Section 3.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following events (each an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                  (a) default in the payment of interest on this Debenture when the same becomes due and payable and the default continues for a period of 30 days; or

                  (b) default in the payment of all or any part of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption, or otherwise; or

                  (c) failure on the part of Issuer duly to observe or perform any other of the agreements on the part of Issuer contained in this Debenture (other than those covered by clauses (a) and (b) above) for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to Issuer; or

                  (d) Issuer pursuant to or within the meaning of any U.S. Bankruptcy Law:

                           (i) commences a voluntary case or proceeding,

                           (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (iv) makes a general  assignment  for the  benefit of
                  its creditors, or

                           (v) admits in writing its  inability to pay its debts
                  as the same become due; or

                  (e) a court of competent jurisdiction enters an order or decree under any U.S. Bankruptcy Law that:

                           (i) is for relief  against  Issuer in an  involuntary
                  case,

                           (ii) appoints a Custodian of Issuer or for all or substantially all of the property of Issuer, or

                           (iii) orders the liquidation of Issuer,

         and such order or decree remains unstayed and in effect for 60 days;

then, in each case where an Event of Default occurs, Holder, by notice in writing to Issuer, may declare the aggregate Debenture Amount to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that if an Event of Default specified in clause (d) or (e) of this Section 3.1 occurs, the Debenture Amount shall become and be immediately due and payable without any declaration or other act on the part of Holder.

                  The term "U.S. Bankruptcy Law" means title 11, United States Code or any similar United States federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any U.S. Bankruptcy Law.

                  Section 3.2. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  No delay or omission of Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Debenture or by law may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

                  Section 3.3. Waiver of Past Defaults. Holder may waive any past Event of Default hereunder and its consequences. In the case of any such waiver, Issuer and Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Debenture, and the interest rate hereon shall not be deemed to have increased; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

                  Section 4. Covenants. Issuer and Holder agree that, so long as any amount payable under this Debenture remains unpaid:

                  Section 4.1. Payment of Debenture. The Issuer will punctually pay or cause to be paid the Debenture Amount and accrued and unpaid interest thereon. Any sums required to be withheld from any payment of the Debenture Amount, or interest on this Debenture by operation of law or pursuant to any order, judgement, execution, treaty, rule or regulation may be withheld by the Issuer and paid over in accordance therewith.

                  Section 4.2. Subordination. The Issuer agrees, and the Holder by accepting this Debenture agrees, that the indebtedness evidenced by this Debenture and the payment of principal thereof and interest thereon are subordinated in right of payment to the prior payment in full of all Senior Debt and that the subordination is for the benefit of the holders of Senior Debt. By its acceptance of this Debenture, the Holder agrees to execute and deliver such documents with respect to subordination as may be reasonably requested from time to time by Issuer or a lender of Senior Debt.

                  "Debt" means the principal of and interest on (a) all indebtedness for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities sold for money), (b) all indebtedness incurred in the acquisition (whether by way of purchase, merger, consolidation or otherwise) of any business, real property or other assets (c) guarantees of indebtedness described in clauses (a), (b) and (d) of any other person, (d) capitalized lease obligations and (e) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligations or guarantee.

                  "Senior Debt" means Debt of the Issuer outstanding at any time other than Debt which, pursuant to its terms, is expressly subordinate to this Debenture.

                  Section 5. Conversion.

                  Section 5.1. Conversion. (a) Holder shall have the right, exercisable at any time before the Maturity Date, by written notice to Issuer, to convert this Debenture (in whole or in part) into such whole number of shares of Common Stock as is equal to the quotient obtained by dividing the principal amount to be converted by the conversion price in effect on the conversion date. The initial conversion price for purposes of this Section 5 is $6.00, subject to adjustment in certain events pursuant to the next sentence of this Section 5.1 and Section 7. If a Registration Statement has not been declared effective by the U. S. Securities and Exchange Commission by ______________ (that date being 300 days after the first issuance of Debentures pursuant to the Memorandum), the initial conversion price shall be reduced from $6.00 to $5.70.

                  (b) The date on which the Holder satisfies all of the requirements for conversion is the conversion date. As soon as practicable following the conversion date, the Issuer shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion and a check in lieu of any fractional share in accordance with Section 5.4 hereof. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.

                  (c) No payment or adjustment will be made for accrued interest on a converted Debenture. If the conversion date falls during the period from the close of business on a record date preceding an interest payment date to the opening of business on such interest payment date, this Debenture shall (unless this Debenture or a portion thereof being converted shall have been called for redemption on a redemption date between such record date and such interest payment date) also be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the portion of this Debenture then being converted; provided, however, that no such payment need be made if there shall exist, at the conversion date, an Event of Default in the payment of interest on this Debenture.

                  (d) Upon surrender of this Debenture that is converted in part, the Issuer shall authenticate for the Holder a new Debenture equal in principal amount to the unconverted portion of this Debenture surrendered.

                  (e) If the last day on which this Debenture may be converted is not a Business Day, this Debenture may be surrendered to the Issuer on the next succeeding day that is a Business Day.

                  (f) To convert this Debenture, the Holder must (1) complete and sign the conversion notice on the back of this Debenture and deliver such notice to the Issuer, (2) surrender this Debenture to the Issuer, (3) furnish appropriate endorsements and transfer documents if required by the Issuer and
(4) pay any transfer or similar tax if required. The Holder may convert a portion of this Debenture if the portion is $1,000 or a whole multiple of $1,000.

                  Section 5.2. Other Conversion/Redemption. (a) In the event that Issuer effects the sale of Common Stock in a public offering in North America with gross proceeds to the Issuer of not less than $50,000,000 at a public offering price per share of at least $12 prior to March 31, 2001 (a "Qualified Offering"), the Issuer shall give the Holder at least thirty (30) days prior written notice to elect to, and the Holder must elect to (i) convert all or a portion of this Debenture into such whole numbers of shares of Common Stock as is equal to the quotient obtained by dividing the principal amount to be converted by the then conversion price or (ii) permit the Issuer to redeem for cash all or a portion of this Debenture at a redemption price of 110% of the principal amount of this Debenture together with accrued interest to the date of redemption. The redemption or conversion shall be effected on the later of (i) seven days after closing the Qualified Offering or (ii) the date upon which the shares of Common Stock issuable upon conversion of the Debenture and exercise of the Warrants issued together with this Debenture are registered under the Securities Act.

                  (b) The Issuer shall send to the Holder in the manner provided in Section 9 (the "Issuer Notice Date") a notice from the Issuer (the "Issuer Notice"). Such Issuer Notice shall contain the following information:

                           (i) that  the  Issuer  has  consummated  a  Qualified
                  Offering and that the Holder must elect to either convert this Debenture or permit the Issuer to redeem the Debenture in accordance with this Section 5.2.

                           (ii) that the Holder must complete and sign the conversion notice attached to this Debenture within ten days of the Issuer Notice Date if the Holder elects to convert this Debenture; and

                           (iii) the conversion price.

                  If the Holder does not provide the Issuer with the conversion notice as required, the Issuer shall then be permitted to redeem this Debenture pursuant to this Section 5.2 and the Issuer shall provide notice to the Holder that shall identify the principal amount to be redeemed and shall state:

                  1. The redemption price (including the amount of accrued interest to be paid);

                  2.       The redemption date; and

                  3. That interest on this Debenture ceases to accrue on or after the redemption date.

                  Section 5.3. Other Conversion. (a) If at any time after March 31, 2003, the closing bid price of the Common Stock, as reported by the Nasdaq Small Cap Market, or the Issuer's then principal trading market, exceeds $18.00 for 15 consecutive Trading Days, the Issuer shall have the right, at any time or from time to time on at least thirty (30) days prior written notice, to require the Holder to convert all or a portion of this Debenture (plus all accrued and unpaid interest thereon) at the then conversion price.

                  (b) At least 30 days before a conversion date pursuant to this
Section 5.3, the Issuer shall mail in the manner prescribed in Section 9 a notice of conversion to the Holder.

                  The notice shall identify the principal amount to be converted and shall state:

                  1.       the conversion date;

                  2.       The conversion price; and

                  3.       that interest on the portion of this  Debenture to be
                           converted   ceases   to   accrue  on  and  after  the
                           conversion date.

                  If the Issuer elects to require the Holder to convert a portion of this Debenture, the Issuer shall deliver to the Holder a new
Debenture equal in principal amount to the unconverted portion of this Debenture.

                  Section 5.4. Fractional Shares. Upon the conversion of this Debenture pursuant to either Section 5.1, 5.2 or 5.3, no fractional shares or scrip representing fractional shares shall be issued. With respect to any fraction of a share called for upon the conversion of this Debenture or any portion hereof, a cash amount equal to the then current market value of such fraction shall be paid to Holder. The current market price of a share of Common Stock is the closing price of the Common Stock on the last Trading Day prior to the conversion date. In the absence of such a quotation, the Issuer shall determine the then current market price as it considers appropriate.

                  Section 6. Restrictions Upon Transferability and Registration Requirement. This Debenture has not been registered under the U.S. Securities Act, and may not be offered, sold, pledged, hypothecated, assigned or transferred except (i) pursuant to a Registration Statement, or (ii) pursuant to a specific exemption from registration under the Securities Act but only upon a holder hereof first having obtained the written opinion of U.S. counsel to the Issuer, that the proposed disposition is consistent with all applicable provisions of the Securities Act as well as any applicable "blue sky" or other state securities law in the United States of America. Furthermore, no transfer of this Debenture shall be effected until, and a transferee shall succeed to the rights of the Holder, only upon registration of the transfer by the Issuer in the Register of the Issuer. Prior to the registration of any transfer by a Holder as provided herein, the Issuer (and any agent of the Issuer) shall treat the person in whose name this Debenture is registered as the owner thereof for all purposes. Notwithstanding anything herein to the contrary, this Debenture and the Company's Common Stock Purchase Warrants issued as part of a Unit with this Debenture are not detachable and separately transferable prior to the one-year anniversary of the date of issuance of this Debenture.

                  Section 7. Reorganization; Adjustments. (a) If any reorganization or reclassification of the capital stock of the Issuer, or consolidation or merger of the Issuer with another corporation (other than a consolidation or merger in which the Issuer is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall thereafter have the right to receive upon the terms and conditions herein specified and in lieu of the shares of Common Stock of the Issuer immediately theretofore convertible and receivable upon conversion of this Debenture such securities or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of this Debenture and in any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any securities or property thereafter deliverable upon the exercise hereof. The Issuer shall not effect any such reorganization, consolidation, merger or sale unless, prior to or contemporaneously with the consummation thereof, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and delivered to Holder, the obligation to deliver to Holder such securities or property as, in accordance with the foregoing provisions, Holder may be entitled to purchase or receive.

                  (b) If the Issuer:

                      1. pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                      2. subdivides its outstanding shares of Common Stock into a greater number of shares;

                      3. combines its outstanding shares of Common Stock into a smaller number of shares;

                      4. pays a dividend or makes a distribution on its Common stock in shares of its capital stock other than Common Stock; or

                      5. issues by reclassification of its Common Stock any shares of its capital stock,

then the conversion price in effect immediately prior to such action shall be adjusted so that the Holder may receive the number of shares of capital stock of the Issuer which he would have owned immediately following such action if he had converted this Debenture immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (c) If the Issuer distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities of the Issuer, the conversion price shall be adjusted in accordance with the formula:

                                  AC = CC x M-F
                                                                  M
where

                  AC =     the adjusted conversion price.
                  CC =     the current conversion price.
                   M =     the current  market price per share of Common Stock
                           on the record date mentioned below.
                   F =     The fair  market  value on the  record  date of the
                           assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors of the Company shall determine the fair market value.

                  The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                  This Section does not apply to cash dividends or cash distributions.

                  Section 8. Modification of Debenture. This Debenture may be modified, amended or supplemented only by the written consent of the Holder and the Issuer.

                  Section 9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified mail, postage prepaid , and shall be deemed given when so delivered personally, telegraphed or , if mailed, five (5) days after the date of deposit in the United States or Canada mail as follows:

                  (i)      if to the Issuer, to:

                           Infocast Corporation
                           One Richmond Street West, Suite 902
                           Toronto, Ontario M5h 3W4
                           Attention:  Secretary
                           with a copy to:

                           Olshan Grundman Frome Rosenzweig & Wolosky LLP 505 Park Avenue, 16th Floor
                           New York, New York 10022
                           Attention:  Jeffrey S. Spindler, Esq.

                  (ii) if to the Holder, to the address of such holder as shown in the Register of the Issuer.

                  Section 10. Miscellaneous. This Debenture shall be governed by and be construed in accordance with the laws of the State of New York in the United States of America without regard to the conflicts of law rules of such state. Issuer hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Debenture, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. Holder by acceptance of this Debenture agrees to be bound by the provisions of this Debenture. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed as of this ____ day of ___________, 2000.

b
                                           INFOCAST CORPORATION


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


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

                                CONVERSION NOTICE


To convert this Debenture into Common Stock of the Issuer, check the box:   / /

To convert only part of this Debenture, state the amount to be converted: $_____


If you want the stock certificate made out in another person's name, fill in the form below:

(Insert other person's social security or tax I.D. no.)_________________________

(Print or type other person's name, address and zip code):


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Date: _______________________            Your Signature: _______________________
                                                         (Sign  exactly  as your
                                                         name   appears  on  the
                                                         face of this Debenture)


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